As filed with the Securities and Exchange Commission on September 9, 2011

Registration No. 333-129334

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLPOINT, INC.

(Exact name of Registrant as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Monument Circle

Indianapolis, Indiana 46204-4903

(Address, Including Zip Code, and Telephone Number including Area Code, of Registrant’s Principal Executive Offices)

WellPoint 401(k) Retirement Savings Plan

(formerly the Anthem 401(k) Long Term Savings Investment Plan)

(Full Title of the Plans)

John Cannon, Esq.

Executive Vice President, General Counsel, Corporate Secretary

and Chief Public Affairs Officer

WellPoint, Inc.

120 Monument Circle

Indianapolis, Indiana 46204-4903

(317) 488-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ameena Majid, Esq.

Seyfarth Shaw LLP

131 S. Dearborn Street, Suite 2400

Chicago, Illinois 60603-

(312) 460-7297

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The contents of the Registration Statement on Form S-8 (Registration No. 333-129334), filed by the Registrant with the Securities and Exchange Commission on October 31, 2005 (the “Registration Statement”), registering shares of the Registrant’s common stock, $0.01 par value per share, for issuance under the Anthem 401(k) Long-Term Savings Investment Plan (the “Plan”), are incorporated herein by reference. Effective January 1, 2006, the Plan was renamed the WellPoint 401(k) Retirement Savings Plan.

The Plan has been amended and restated a number of times and most recently, effective January 1, 2010 (the “Amended and Restated Plan”).

Effective September 15, 2011, the Amended and Restated Plan was further amended to make certain administrative changes and to convert the WellPoint stock investment fund under the Amended and Restated Plan to an employee stock option plan that requires each participant to make an election with respect to dividend reinvestment. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the undertaking contained in the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

No additional securities are being registered by this Post-Effective Amendment No. 1 to the Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The list of Exhibits is incorporated by reference to the Index of Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 9th day of September, 2011.

WellPoint, Inc.

By:	/s/ Angela F. Braly
	Name:	Angela F. Braly
	Title:	Chair of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes each of Angela F. Braly, John Cannon and Kathleen S. Kiefer, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in the registration statement as the Registrant deems appropriate, and appoints Angela F. Braly, John Cannon and Kathleen S. Kiefer, or any of them, each with full power of substitution, attorney-in-fact to sign any amendment to this registration statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date

/s/ Angela F. Braly Angela F. Braly	Chair of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2011

/s/ Wayne S. DeVeydt Wayne S. DeVeydt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 9, 2011

/s/ John E. Gallina John E. Gallina	Senior Vice President, Controller, Chief Accounting Officer and Chief Risk Officer (Principal Accounting Officer)	September 9, 2011

/s/ Lenox D. Baker, Jr.** Lenox D. Baker, Jr., M.D.	Director	September 9, 2011

/s/ Susan B. Bayh** Susan B. Bayh	Director	September 9, 2011

/s/ Sheila P. Burke** Sheila P. Burke	Director	September 9, 2011

/s/ Robert L. Dixon, Jr. Robert L. Dixon, Jr.	Director	September 9, 2011

/s/ Julie A. Hill** Julie A. Hill	Director	September 9, 2011

/s/ Warren Y. Jobe** Warren Y. Jobe	Director	September 9, 2011

/s/ William G. Mays** William G. Mays	Director	September 9, 2011

/s/ Ramiro G. Peru** Ramiro G. Peru	Director	September 9, 2011

/s/ William J. Ryan** William J. Ryan	Director	September 9, 2011

/s/ George A. Schaefer, Jr.** George A. Schaefer, Jr.	Director	September 9, 2011

/s/ Jackie M. Ward** Jackie M. Ward	Director	September 9, 2011

** By:	/s/ Angela F. Braly
Angela F. Braly Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Articles of Incorporation of the Company, as amended effective May 17, 2011 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 20, 2011, and incorporated herein by reference).

4.2	By-laws of the Company, as amended effective December 9, 2010 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 13, 2010, and incorporated herein by reference).

4.3	Specimen of Certificate of the Company’s common stock, $0.01 par value per share (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 28, 2005, and incorporated herein by reference).

5.1*	Opinion of Baker & Daniels LLP.

23.1	Consent of Ernst & Young LLP.

23.2*	Consent of Baker & Daniels LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the Signature Page of this registration statement).

*	Previously filed with the Registration Statement on October 31, 2005.